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                                                                    EXHIBIT 99.1


                        FORM OF SUBSCRIPTION CERTIFICATE

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
Certificate No.:           THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE      Certificate for
                           SET FORTH IN THE COMPANY'S PROSPECTUS, DATED MAY   ,
                           2001 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN
                           BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE
                           UPON REQUEST FROM COMPUTERSHARE TRUST COMPANY OF NEW     Rights
                           YORK , THE SUBSCRIPTION AGENT.
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                             THE UNIMARK GROUP, INC.
                Incorporated under the laws of the State of Texas

                            SUBSCRIPTION CERTIFICATE

           Evidencing Non-Transferable Subscription Rights to Purchase

              One Shares of Common Stock, par value $0.01 per share

                       Subscription Price: $ .73 per share

VOID IF NOT EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON JUNE   , 2001.
REGISTERED OWNER:






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THIS CERTIFIES THAT the registered owner whose name is inscribed herein                  THE SUBSCRIPTION RIGHTS
is the owner of the number of Subscription Rights set forth above, each                  EVIDENCED BY THIS
of which entitles the owner to subscribe for and purchase one share of                   SUBSCRIPTION CERTIFICATE
Common Stock, par value $0.01 per share, of The UniMark Group, Inc., a                   ARE NOT TRANSFERABLE.
Texas corporation, on the terms and subject to the conditions set forth                  SUCH SUBSCRIPTION RIGHTS
in the Prospectus and the instructions relating hereto on the reverse                    MAY NOT BE EXERCISED
side hereof. The non-transferable Subscription Rights represented by                     UNLESS THE REVERSE SIDE
this Subscription Certificate may be exercised by completing Section 1                   HEREOF IS COMPLETED AND
of the reverse side hereof. Special delivery restrictions may be                         SIGNED.
specified by completing Section 2 on the reverse side hereof.
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Dated: May [  ], 2001



-------------------------------------           --------------------------------
Emillio Castillo Olea                           Kathrine D. Adams
President and Chief Executive Officer           Secretary


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SECTION 1 - EXERCISE AND SUBSCRIPTION

         The undersigned irrevocably exercises Subscription Rights to subscribe for shares of Common Stock, par value $0.01 per share, as indicated below on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.

         (a) Number of shares subscribed for pursuant to the Basic Subscription

Privilege:
           -------------------------------------


         (b) Number of shares subscribed for pursuant to the Over-Subscription

Privilege:
           -------------------------------------

         YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

         (c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Over-Subscription Privilege multiplied by the Subscription Price of $ .73 per share):

------------------------

METHOD OF PAYMENT (CHECK ONE)

[ ] Uncertified check. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED BY THE SUBSCRIPTION AGENT AND CLEARS THE BANKING SYSTEM BY SUCH TIME. TO AVOID THE DELAY CAUSED BY THE CLEARANCE PROCESS, YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK, BY MONEY ORDER OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

[ ] Certified check or bank draft (cashier's check) drawn on a U.S. bank or money order, payable to Computershare Trust Company of New York, as Subscription Agent.

[ ] Wire transfer of immediately available funds directed to the account maintained by Computershare Computershare Trust Company of New York, Subscription Agent for The UniMark Group, Inc. at Chase Manhattan Bank, ABA #021000021, Account No. 617-999988.

         If the amount enclosed or transmitted is not sufficient to pay the purchase price for all share(s) of Common Stock that are stated to be subscribed for, or if the number of share(s) of The UniMark Group, Inc. Common Stock being subscribed for is not specified, the number of share(s) of The UniMark Group, Inc. Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all share(s) of The UniMark Group, Inc. Common Stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent will return the Subscription Excess to the subscriber without interest or deduction.


SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS
            HOLDERS:

         (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name to be placed
on certificate:                        Soc. Sec. #/Tax ID #:
                --------------------                        --------------------



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Address:
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         (b) To be completed ONLY if the certificate representing the Common
Stock is to be sent to an address other than that show above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:
      ----------------------------------------------------------------------

Address:
         -------------------------------------------------------------------

ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the Prospectus and understand that after delivery to the Subscription Agent for The UniMark Group, Inc. I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:                    Date:               , 2001
                                   ------------------      ---------------

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.


Name:                     Capacity:                Soc. Sec. #/Tax ID #:
      ------------------            --------------                      --------

Address:                                            Phone:
         --------------------------------------            ---------------------

          GUARANTEE OF SIGNATURE(S)

         All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Authorized Signature:                                         Name of Firm:


---------------------------------

Name:                      Title:                 Soc. Sec. #/Tax ID #:
      -------------------         --------------                       ---------

Address:                                           Phone:
         -----------------------------------------        ---------------------

         YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.

                              Signature Guaranteed:

                          By:
                              -------------------------
                              Name of Bank or Firm:



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